UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2015

DARA BioSciences, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 6, 2015, DARA BioSciences, Inc, (the “Company”) reported that the U.S. Food and Drug Administration (the “FDA”) granted a barrier-to-innovation waiver for certain product and establishment fees related to fiscal years 2012, 2013 and 2014 totaling approximately $1.1 million.  The FDA’s Office of Financial Management has been directed to refund the fees related to fiscal year 2012, already paid by the Company, in the amount of approximately $619 thousand.  The fees related to fiscal years 2013 and 2014 which have not been paid, amount to approximately $480 thousand.

On January 6, 2015, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Report on Form 8-K.
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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by DARA BioSciences, Inc. on January 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.
Dated: January 6, 2014	By:	/s/ Christopher G. Clement
Name: Christopher G. Clement
Title: Chief Executive Officer